SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                          FORM 8-K

                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange
                         Act of 1934


             Date of Report:  September 16, 2004
                              ------------------



            NORTH AMERICAN LIABILITY GROUP, INC.
       f/k/a STANDFIELD EDUCATIONAL ALTERNATIVES, INC.
   ------------------------------------------------------
   (Exact Name of Registrant as specified in its charter)


         Florida                                      65-0386286
------------------------                       ------------------------
(State of Incorporation)                       (IRS Employer ID Number)



                 2929 East Commercial Blvd.
                          Suite 610
                  Ft. Lauderdale, FL 33308
                ------------------------------
                (Address of Principal Offices)


        Registrant's telephone number: (954) 771-5500

Item 1.01   Entry into a material Definitive Agreement.

     As of September 10, 2004, the Company has finalized the Letter of Intent to originally acquire 100% of all classes of shares issued and outstanding of Grupo Industrial N.K.S., S.A., de CV ("NKS"). As of this date, the Company and stock holders of NKS have mutually agreed that the Company will acquire 75% of all the shares of NKS in a share exchange agreement, whereby the Company will deliver 250,000,000 common restricted shares in exchange for 75% of all the issued outstanding shares of NKS.

     NKS, a Mexican corporation, is the owner of a Steel
Mill Foundry and other assets in Lazaro Cardenas, Mexico.
NKS has represented to the Company that the value of these hard assets has a value in excess of USD$200,000,000.00.


Item  5.03  Amendments to Articles of Incorporation or Bylaws;

     On September 10, 2004, the holders of a majority of the Company' outstanding voting shares executed a written consent, amending the Company's Articles of incorporation to increase the total number of authorized shares of the Company's Common Stock from 500,000,000 to 1,000,000,000.


Item 9.01  Financial Statements and Exhibits.


      (c)  Schedule of Exhibits.  The following exhibits are
           --------------------
furnished in accordance with the provisions of Item 601 of Regulation S-B:

None.


                          SIGNATURE

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:  September  16,  2004       NORTH AMERICAN LIABILITY GROUP, INC.

                                  /s/ Bradley R. Wilson
                                  ------------------------------------
                                  By: Bradly R. Wilson, President